Exhibit 10.6

FIRST AMENDMENT TO

AMENDED AND RESTATED

IVD TEST development AND COMPONENT SUPPLY AGREEMENT

This First Amendment to Amended and Restated IVD Test Development and Component Supply Agreement (the “Agreement”) is effective as of April 3, 2019 (the “Amendment Effective Date”) and is made by and between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, California 92122, (“Illumina”) and HTG Molecular Diagnostics, Inc., a Delaware corporation having a place of business at 3430 E Global Loop, Tucson, Arizona 85706 (“Company”).  Illumina and Company may also individually be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into that certain Amended and Restated IVD Test Kit Development and Supply Agreement dated as of May 31, 2017 (the “Agreement”).  Capitalized terms used but not defined in this Amendment will have the meaning given to them in the Agreement; and

WHEREAS, the Parties desire to amend the Agreement in order to make certain changes to the Field;

NOW THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

Defined Terms

.  The following defined term in Article 1 is hereby amended and restated in their entirety as follows:

“Field” means the Oncology Field and the Other Fields, where (a) “Oncology Field” means diagnostic oncology testing in humans, including without limitation, prognostic, companion diagnostic, and disease classification testing; and (b) “Other Fields” means diagnostic testing in humans for (i) autoimmune disorders and diseases, (ii) cardiovascular disorders and diseases, and (iii) fibrosis disorders and diseases.

2.Development Plans.  Section 2.02(b) is hereby amended and restated in its entirety as follows:

Any additional IVD Test Kits will be described in additional Development Plans, each of which will be added to this Agreement by an amendment pursuant to Section 14.10.  Each Development Plan will specify the Field and the intended uses of the IVD Test Kit, and references in this Agreement to the Field mean the Field of each specific IVD Test Kit as specified in the applicable Development Plan.  Illumina will not unreasonably withhold its agreement to add additional IVD Test Kits in the Oncology Field to this Agreement pursuant to one or more Development Plans that are on commercially reasonable terms consistent with this Agreement and the other Development Plans; provided however, that Illumina may withhold its agreement, in its sole and absolute discretion, to any additional IVD Test Kit and/or corresponding Development Plan that: (i) utilizes IVD Hardware that has not been utilized in prior IVD

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Test Kit Development Plans under this Agreement; (ii) utilizes a Component that has not been utilized in prior IVD Test Kit Development Plans under this Agreement; or (iii) would cause Illumina or its Affiliate not to comply with Law, or result in a breach of any agreement, contract or other arrangement to which Illumina or its Affiliate is a party.  Illumina will consider requests for additional IVD Test Kits in Other Fields in good faith, but Illumina will be under no obligation to agree to add any such IVD Test Kits or Development Plans in Other Fields to this Agreement, and Illumina may accept or reject any such requests in its sole and absolute discretion.

3.Corrections.  The phrase “Selected Field” is no longer used in the Agreement.  The “Selected Fields” reference in Section 9.05(c) and “a Selected Field” in Section 14.03 are hereby replaced with “the applicable Field.”

4.Limited Amendment.  Except as expressly amended by this Amendment, all provisions of the Agreement will remain unchanged and in effect as set forth in the Agreement.

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which will constitute one and the same instrument.

This Amendment is executed by an authorized representative of each Party on the date set forth below.

Illumina, Inc. By: /s/ Jeffrey S. Eidel Name: Jeffrey S. Eidel_________________ Head of Corporate & Title: _Business Development____________ Date: April 23, 2019	HTG Molecular Diagnostics, Inc. By: /s/ Byron Lawson Name: Byron Lawson___________________ Title: _SVP, Pharma Business Unit________ Date: April 22, 2019

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